As filed with the Securities and Exchange Commission on November 1, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Voltaire Ltd.
(Exact name of registrant as specified in charter)

State of Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

13 Zarchin Street Ra’anan, Israel (Address of principal executive offices)	43662 (Zip Code)

Voltaire Ltd. 2007 Incentive Compensation Plan
 (Full Title of the Plan)

Voltaire, Inc.
100 Apollo Drive
Chelmsford, Massachusetts 01824
(978) 439-5400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Alon Hilu, Adv. 13 Zarchin Street Ra’anana 43662 Israel Tel: +972-74-7129000 Fax: +972-74-7129111	Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York Tel: (212) 819-8200 Fax: (212) 354-8113

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share[1]		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.01 per share	842,424	$6.83	(3)	$5,752,755	$410

(1)
This Registration Statement shall also cover any additional Ordinary Shares which become issuable under the above-referenced incentive plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Ordinary Shares.

(2)	Represents the registration of Ordinary Shares of the Registrant issuable or issued under the Registrant’s above-referenced share incentive plan.
(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices ($6.95 and $6.71) of the Registrant’s Ordinary Shares as quoted on the Nasdaq Global Market on October 29, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 842,424 Ordinary Shares of the Registrant issuable under the Registrant's 2007 Incentive Compensation Plan, as amended. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-145224) filed with the Securities and Exchange Commission on August 8, 2007, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ra’anana, State of Israel, on November 1, 2010.

VOLTAIRE LTD.

By:	/s/ Ronnie Kenneth
	Name:	Miron (Ronnie) Kenneth
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miron (Ronnie) Kenneth and Joshua Siegel, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name		Title	Date

Chief Executive Officer
By:	/s/ Ronnie Kenneth	and Chairman (Principal	November 1, 2010
	Miron (Ronnie) Kenneth	Executive Officer)

Chief Financial Officer
By:	/s/ Joshua Siegel	(Principal Financial and	November 1, 2010
	Joshua Siegel	Accounting Officer)

By:	/s/ Eric Benhamou	Director	November 1, 2010
Eric Benhamou

By:	/s/ Thomas Gill	Director	November 1, 2010
Thomas J. Gill

Name		Title	Date

By:	/s/ Shuki Gleitman	Director	November 1, 2010
Dr. Yehoshua (Shuki) Gleitman

By:	/s/ John Baker	Director	November 1, 2010
John C. Baker

By:	/s/ Chemi Peres	Director	November 1, 2010
Nechemia (Chemi) J. Peres

By:	/s/ Yoram Oron	Director	November 1, 2010
Yoram Oron

By:	/s/ Yaffi Krindel	Director	November 1, 2010
Yaffa Krindel

By:		Director	November 1, 2010
Rafi Maor

VOLTAIRE INC.		United States	November 1, 2010
Representative

By:	/s/ Ronnie Kenneth
Name: Miron (Ronnie) Kenneth
Title: Sole Director, Voltaire, Inc.

EXHIBITS

Exhibit No.	Description

5.1	Opinion of Alon Hilu, Adv., General Counsel of the Registrant, as to the validity of the ordinary shares (including consent).

23.1	Consent of Kesselman & Kesselman.

23.2	Consent of Alon Hilu, General Counsel of the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page to this Registration Statement).

99.1	2007 Incentive Compensation Plan (incorporated by reference to Exhibit 10.18 of the Registration Statement on Form F-1 of the Registrant (File No. 333-144439)).